Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: July 16, 2015 6:00 a.m. PDT

Quantum Corporation Announces Preliminary Fiscal First Quarter Results

SAN JOSE, Calif. — July 16, 2015 — Quantum Corp. (NYSE: QTM) today announced preliminary results for the fiscal first quarter 2016 ended June 30, 2015 (unless otherwise noted, all comparisons are relative to the fiscal first quarter 2015). The company’s total revenue was approximately $111 million, down from $128 million a year earlier and below the company’s May guidance of $125 million to $130 million. Quantum’s scale-out storage and related service revenue grew year-over-year by approximately $10 million, or 54 percent, and royalty revenue increased approximately $1 million. However, this growth was offset by product and related service revenue declines of approximately $15 million in branded tape automation, $7 million in branded devices and media and $6 million in OEM tape sales. DXi® product and related service revenue was roughly flat year-over-year. Quantum believes the lower-than-expected total revenue was largely due to overall weakness in the general-purpose storage market, as also indicated by other companies’ announcements over the last two weeks.

The lower revenue also impacted Quantum’s bottom line, resulting in a GAAP net loss of approximately $11 million for the quarter and a non-GAAP net loss of approximately $7 million.

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“We’re pleased with our continued growth and momentum in scale-out storage but found the overall storage environment particularly challenging toward the end of the quarter,” said Jon Gacek, president and CEO of Quantum. “Most notably, the market for data protection in IT data centers was especially soft, as customers seemed to pull back on planned purchases and pricing for low-margin devices and media was under significant pressure. Based on discussions we’ve had with partners and announcements by other storage providers, we believe the pull back in planned purchases was consistent with a broader industry trend. At the same time, we see significant opportunities for upside in scale-out storage that could more than offset weakness elsewhere, and we remain focused on meeting our annual financial targets announced in May. We will provide more detailed financial results for the fiscal first quarter and further discuss the market environment and our outlook in our earnings announcement at the end of the month.”

Earnings Conference Call and Audio Webcast Notification
Quantum will issue a news release on its fiscal first quarter financial results on Thursday, July 30, 2015, after the close of the market. The company will also hold a conference call and live audio webcast to discuss these results that same day at 2:00 p.m. PDT. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: 719-325-2420 (U.S. and International); Access Code 7608393
Replay number: 719-457-0820 (U.S. and International); Access Code 7608393
Replay expiration: Tuesday, Aug. 4, 2015, at 5:00 p.m. PDT
Webcast site: www.quantum.com/investors

About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain and DXi are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to expected Q1 FY 2016 financial results, the reasons for the lower-than-expected results, opportunities in scale-out storage and anticipated future disclosure and further discussion are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2015. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(Unaudited)

Three Months Ended June 30, 2015

Net Loss
GAAP	$(10,755)
Non-GAAP Reconciling Items:
Amortization of intangibles	137
Share-based compensation	2,653
Restructuring charges	258
Crossroads patent litigation costs	721
Non-GAAP	$(6,986)

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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